UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant    ☒                 Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Seattle Genetics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Title of each class of securities to which transaction applies:
Aggregate number of securities to which transaction applies:
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
Proposed maximum aggregate value of transaction:
Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

Amount Previously Paid:
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Date Filed:

EXPLANATORY NOTE

Subsequent to the filing of its definitive proxy statement with the Securities and Exchange Commission on April 4, 2019 (the “Proxy Statement”), Seattle Genetics, Inc. (“Seattle Genetics”) hired Alliance Advisors, L.L.C. (“Alliance Advisors”) to solicit proxies in person, by telephone, or by other means of communications related to the proposals set forth in the Proxy Statement and to be voted upon at Seattle Genetics’ annual meeting of stockholders scheduled for May 20, 2019. Seattle Genetics will pay Alliance Advisors approximately $18,000 for solicitation services plus out-of-pocket expenses.